INTERCREDITOR AGREEMENT

Intercreditor Agreement (this "Agreement"), dated as of July ___, 2007, among Sentra Consulting Corp., a Nevada corporation with offices located at 466 Central Avenue, Suite 200, Cedarhurst, New York 11516 (the "Company") and each of the Holders (the "Investors") of the Secured Promissory Notes of the Company (the "Notes") as set forth in Exhibit A annexed hereto and as such Exhibit may be amended from time to time by the Company.

INTRODUCTION

WHEREAS, the Investors have severally advanced funds to the Company in exchange for the Notes;

WHEREAS, the obligations of the Company under the Notes are secured by a security interest granted in favor of the Investors in and to property and assets of the Company (the "Security Interest") in accordance with the terms and conditions of the Security Agreement dated the date hereof among the Company and the Investors (the “Security Agreement”) pursuant to which Karat Platinum LLC granted the Company interest in all its assets;

WHEREAS, the Investors desire to enter into this Agreement in order to set forth their agreement and understanding with respect to the enforcement of their respective rights pertaining to the Notes and Security Interest.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Loan Advance. The Investors have advanced funds, and after the date hereof additional Investors may advance funds and be issued Notes, in the aggregate not to exceed $1,200,000 principal amount of Notes, pursuant to the terms and conditions set forth in the Notes, the respective amounts set forth in Exhibit A attached hereto (in the aggregate, the "Loan"). For the purposes of this Agreement, the amount of principal owed to each Investor under its respective Note as a proportion of the aggregate amount of the Loan shall be referred to as such Investor's respective percentage interest (the "Percentage Interests").

2. Ownership Interest. Each Investor shall own an interest in the Loan equal to its Percentage Interest as described on Exhibit A. Except as otherwise stated herein, the Investor shall own, pari passu with each of the other Investors, an undivided fractional interest equal to such Investor's Percentage Interest in: (a) the Loan; (b) all payments made on or in respect of the Loan; (c) all recoveries or distributions in connection with the Loan; and (d) all present and future collateral (and all proceeds in connection therewith) securing the same. Notwithstanding anything contained herein to the contrary, the Company shall have the right, in its sole and absolute discretion, to prepay the outstanding Note of any individual investor.

3. No Representation or Warranty Relating to Loan. No Investor has made any warranty or representation to any other Investor, expressed or implied, with respect to the Loan, the adequacy of security for the Loan, the existing or future solvency or financial worth of the Company, or the ability of the Company to repay the Loan. Each Investor acknowledges that the Loan and the Company's obligations pursuant to the Notes carry a high degree of risk; that the Company may default on the Loan, which may result in a bankruptcy filing and/or foreclosure action and/or a deterioration of the collateral for the Loan; and that it may not be possible for the Investors to collect the full principal balance of the Loan, any or all of the accrued interest on the Loan, and/or any or all other amounts due with respect to the Loan.

4.  Action for Foreclosure. Each of the Investors agrees and acknowledges that the initiation, or threat of initiation, of any notification, claim, action or proceeding of an Event of Default (as such term is defined in the Notes) or with respect to the foreclosure of the Security Interest shall require the prior written approval of the holders of a supermajority of the Percentage Interests.

5. Expenses. All expenses including, but not limited to, reasonable counsel fees and court costs paid or incurred by any Investor in any action to collect or foreclose on the Security Interest or the Loan shall be borne by the Investors in accordance with their respective Percentage Interests at the time of the default or the failure of performance giving rise to the action to collect or enforce the rights of the Investors under the Note or the Security Agreement.

6. Distribution of Sale or Refinance Proceeds.

6.1. If there is an Event of Default (as defined in the Notes) and as a result thereof in accordance with the terms and provisions of the Security Agreement and this Agreement the Investors shall be entitled to the proceeds of a sale of the collateral, the net proceeds shall be distributed in the following order of priority pari passu among the Investors:

(a) First, repayment of principal and interest pro rata to each Investor in accordance with their respective Percentage Interests; and

(b) Second, repayment of default interest, late charges, and any other amounts to each Investor pro rata in accordance with their respective Percentage Interests.

6.2. The priorities of allocation set forth in Section 6.1 shall apply in all circumstances, including with respect to any distribution made in any case or proceeding under Title 11 of United States Code or any other proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation.

6.3. If any Investor (an "Excess Party") shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff, or otherwise) as a result of the realization, sale or other remedial disposition of, or foreclosure on, any Collateral (as defined in the Security Agreement) or any repayment under the Note in excess of the amount it is then entitled to receive under the terms of this Agreement and the Note, such Excess Party shall hold such amount in trust for the ratable benefit of the other Investors in accordance with the terms of this Agreement.

7. Miscellaneous.

7.1. Authorization. Each of the Investors warrants and represents that it is duly authorized to execute this Agreement and comply with its obligations hereunder.

7.2. Survival. The representations, warranties, covenants and agreements made herein shall survive the execution of this Agreement.

7.3. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by an Investor without the prior written consent of the other parties. Any instrument purporting to make an assignment in violation of this Section 7.3 shall be void.

7.4. Benefits of Agreement. This Agreement and all obligations hereunder shall be binding upon the respective successors and assigns of the parties hereto.

7.5. Entire Agreement. This Agreement and the Exhibit hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

7.6. Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.7. Further Assurances. Each party agrees to execute such other documents, instruments, agreements and consents, and take such other actions as may be reasonably requested by the other parties hereto to effectuate the purposes of this Agreement.

7.8. Amendment and Waiver. This Agreement may be amended, modified or waived only with the prior written consent of each of the parties.

7.9. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach, default or noncompliance under this Agreement, or any waiver on such party's part of any provisions or conditions therein and must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies shall be cumulative and not alternative.

7.10. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Any notice herein required or permitted to be given shall be given by depositing the same in the United States first class mail, postage prepaid, or hand delivered or transmitted by facsimile, in any case with a copy sent by overnight courier service, and addressed to the parties at the respective address set forth on the signature page hereto, or, to such other place or places as any of the parties shall designate by written notice to the other parties.

7.11. Titles and Pronouns. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identity of the parties hereto may require.

7.12. Counterparts. This Agreement may be executed in any number of counterparts (facsimile or otherwise), each of which shall be an original, but all of which together shall constitute one instrument.

7.13. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York (without giving effect to conflict of laws principles).

7.14. Consent to Jurisdiction and Service of Process. Each of the parties hereby irrevocably and unconditionally submits to the jurisdiction of the courts of the State of New York and of the Federal courts sitting in the State of New York in any action or proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based in contract, tort, equity or any other theory). Each of the parties agrees that all actions or proceedings arising out of or relating to this agreement must be litigated exclusively in any such State or, to the extent permitted by law, Federal court that sits in the County of New York, and accordingly, each party irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such action or proceeding in any such court. Each party further irrevocably consents to service of process in the manner provided for notices in Section 7.10. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each party waives any right it may have to a trial by jury in any action or proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort, equity or any other theory).

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.

SENTRA CONSULTING CORP.: By: ________________________ Name: Title:

INVESTOR:

By: _____________________________
Name:
Title:

Address:

Telephone:
Facsimile:

EXHIBIT A

PERCENTAGE INTERESTS OF INVESTORS

Name of Investor	Principal Amount Outstanding	Percentage Interest

Totals	US$	100%